[TYPE]    8-K
[DESCRIPTION]FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 1998


                       INTERNATIONAL META SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

   Delaware                    000-17945                33-0146747
(State or other               (Commission             (IRS Employer
jurisdiction of               File Number)         Identification No.)
incorporation
or organization)
                      7718 Wood Hollow Drive, Suite 150
                             Austin, Texas 78731
                   (Address of principal executive office)

                  Issuer's telephone number:    512-795-8825

Item 5         Other Events

     International Meta Systems, Inc., is filing herewith the Plan of Reorganization for International Meta Systems, Inc., ("IMS") Filed Jointly by IPIQ Corporation ("IPIQ") and IMS, which was filed with the United States Bankruptcy for the Western District of Texas, Austin Division (the
"Bankruptcy Court"), on June 26, 1998, in connection with the Company's ongoing proceeding under chapter 11 of the U.S. Bankruptcy Code (Case No. 98-10782FM).

     The Plan would authorize IMS to sell the majority of its assets, including its semiconductor intellectual property design library and integrated circuit design process, current operations, contracts, customers and personnel to IPIQ, a newly created corporation which is privately held, in exchange for IPIQ Class B Common Shares and assumption by IPIQ of specified trade and other indebtedness. Copies of the Plan and Disclosure Statement are on file with the Bankruptcy Court in Austin. If the Disclosure Statement is approved by the Bankruptcy Court, the Plan and Disclosure Statement will be distributed to all IMS creditors for approval of the Plan. Confirmation of the Plan generally requires approval by the holders of a majority in number and two-thirds in dollar amount
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of each class of creditors impaired by the Plan.  It is too early to predict whether the Bankruptcy Court will approve distribution of the Disclosure Statement or whether the Plan will be confirmed as proposed.

      At the time of filing the bankruptcy case, IMS liabilities substantially exceeded its assets and it was unable to sustain its operations. IMS has determined that the best prospect to pay the claims of claimants in the bankruptcy case is the sale of substantially all of its assets to IPIQ.

     Because the current debts of IMS substantially exceed the estimated realizable value of the assets in the bankruptcy case, under the proposed
Plan equity interests would receive no distributions from any proceeds of the sale of IMS assets. However, IMS emerge debt free and would retain certain assets, including a tax net operating loss carry forward and the rights to exploit partially completed designs of intellectual property including x86-compatible microprocessors which IMS had developed, which may have value for
IMS's stockholders.   IMS' ability to exploit those assets and designs will
be dependent on its ability to finance post-reorganization and recruit new
technical personnel.   At present, IMS has no means of obtaining the
necessary financing and personnel to take advantage of any such opportunities.

     IPIQ was recently formed for the purpose of acquiring certain assets of IMS, subject to Bankruptcy Court approval, in order to continue the principal business of the IMS. IMS previously entered into a marketing consulting and teaming agreement (the "Marketing Consulting Agreement") with IPIQ, which was approved by the Bankruptcy Court on June 22, 1998. Under that agreement, IPIQ will provide sales and marketing assistance, and will, in certain appropriate cases, serve customers directly with IMS as a subcontractor when those customers are reluctant to do business with IMS.

     This Report contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements.
Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the preceding paragraphs and those detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996, and the Company's quarterly report on Form 10-QSB for the quarterly periods ended March 31, June 30, and September 30, 1997, and in the Company's other public reports and statements. This Report is not a solicitation of the acceptance of the plan of reorganization filed by IMS and IPIQ. The information provided is for the purpose of informing the public of the status of the IMS bankruptcy proceeding only.

Item 7         Financial Statements and Exhibits

(c)  Exhibits

99.1 Plan of Reorganization for International Meta Systems, Inc. Filed Jointly by IPIQ
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Corporation and International Meta Systems, Inc



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERNATIONAL META SYSTEMS, INC.


Date:     7/22/98                         /s/ Lee Hoevel
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                                        Lee Hoevel, President